Exhibit 10.1(C)

OceanFirst Bank

Matching Contribution Employee Stock Ownership Plan

Effective December 27, 2006

OceanFirst Bank

Matching Contribution Employee Stock Ownership Plan

OceanFirst Bank

Matching Contribution Employee Stock Ownership Plan

Section 1

Introduction

Section 1.01 Nature of the Plan.

OceanFirst Bank established the OceanFirst Bank Matching Contribution Employee Stock Ownership Plan (the “Plan”) effective of December 27, 2006 as a spinoff plan containing the matching contribution feature of the OceanFirst Bank Employee Stock Ownership Plan. The intent of the spinoff transaction is to enable the OceanFirst Bank Employee Stock Ownership Plan (the “Predecessor Plan”) to satisfy requirements of Code Section 401(a)(35)(E)(ii) beginning in the 2007 Plan Year.

The Bank sponsors the Plan to enable Eligible Employees (as defined in Section 2.01(r) of the Plan) to acquire stock ownership interests in OceanFirst Financial Corp., the holding company of the Bank (the “Company”). The Bank intends this Plan to be a tax-qualified stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and an employee stock ownership plan within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Sections 409 and 4975(e)(7) of the Code. The Plan is designed to invest primarily in the common stock of the Company, which stock constitutes “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA and Sections 409(1) and 4975(e)(8) of the Code. Accordingly, the Plan and Trust Agreement (as defined in Section 2.01(qq) of the Plan) shall be interpreted and applied in a manner consistent with the Bank’s intent for it to be a tax-qualified plan designed to invest primarily in qualifying employer securities.

Section 1.02 Employers and Affiliates.

The Bank and each of its Affiliates (as defined in Section 2.01(c) of the Plan) that adopt the Plan with the consent of the Bank and pursuant to the provisions of Section 12.01 of the Plan are collectively referred to as the “Employers” and individually as an “Employer.” The Plan shall be treated as a single plan with respect to all participating Employers.

Section 2

Definitions

Section 2.01 Definitions.

In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,” and “him,” shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) “Account” or “Accounts” mean a Participant’s or Beneficiary’s Company Stock Account and/or his Other Investments Account, as the context so requires.

(b) “Acquisition Loan” means a loan (or other extension of credit, including an installment obligation to a “party in interest” (as defined in Section 3(14) of ERISA)) incurred or assumed by the Trustee in connection with the purchase of Company Stock.

(c) “Affiliate” means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term “Affiliate” shall be construed to give full effect to the provisions of Sections 409(1)(4) and 415(h) of the Code.

(d) “Bank” means OceanFirst Bank and any entity that succeeds to the business of OceanFirst Bank and adopts this Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assuming the obligations under the Plan.

(e) “Beneficiary” means the person(s) entitled to receive benefits under the Plan, pursuant to Section 7.03 of the Plan, following a Participant’s death.

(f) “Change in Control” means, with respect to the Bank or the Company, an event of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners’ Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank’s or the Company’s outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form, securities purchased by any tax qualified employee benefit plan of the Bank or securities acquired by the OceanFirst Foundation; or (B) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (D) solicitations of shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 51 % or more of the voting securities of the Bank or the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the individual(s) responsible for the administration of the Plan in accordance with Section 9 of the Plan.

(i) “Company” means OceanFirst Financial Corp. and any entity which succeeds to the business of OceanFirst Financial Corp.

(j) “Company Stock” means shares of the voting common stock or preferred stock, meeting the requirements of Section 409 of the Code and Section 407(d)(5) of ERISA, issued by the Company or its Affiliates.

(k) “Company Stock Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund invested in Company Stock.

(l) “Compensation” means

(i) an Employee’s regular basic monthly salary or wages.

(ii) Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Sections 125 and 402(e)(3), but shall exclude overtime, bonuses, fees and special payments.

Notwithstanding the foregoing, to the extent this definition of compensation does not satisfy the requirements of Section 414(s) of the Code for any particular Plan Year, then, for that Plan Year, Compensation shall have the meaning set forth in Sections 1.415-2(d)(2) and (3) of the Treasury Regulations. A Participant’s Compensation shall not exceed $200,000 (as periodically adjusted pursuant to Section 401(a)(17) of the Code). If a Participant’s Compensation is determined on the basis of a period of less than twelve (12) calendar months, then the Compensation limit for such Participant shall be the limit in effect for the Plan Year in which the period begins, multiplied by a ratio obtained by dividing the number of full months in the period by twelve (12).

(m) “Disability” means a condition which renders the Participant totally and permanently disabled due to sickness or injury, such disability is likely to be continuous and permanent, and renders the Participant unable to continue a like gainful occupation. In any event, the Committee’s good faith decision as to whether a Participant’s Service has been terminated by Disability shall be final and conclusive.

(n) “Early Retirement Age” means the date a Participant attains age 55 with ten (10) Years of Service with an Employer.

(o) “Early Retirement Date” means the first day of the month following the date the Participant attains Early Retirement Age.

(p) “Effective Date” means December 27, 2006.

(q) “Eligibility, Computation Period” means a twelve (12) consecutive month period. An Employee’s first Eligibility Computation Period shall begin on the date he first performs an Hour of Service for the Employer (“employment commencement date”). Subsequent Eligibility Computation Periods shall be the Plan Year, commencing with the Plan Year that includes the first anniversary date of the Employee’s employment commencement date. To determine the first Eligibility Computation Period after a One Year Break in Service, the Plan shall use the twelve (12) consecutive month period beginning on the date the Employee again performs an Hour of Service for the Employer.

(r) “Eligible Employee” means any Employee who is not precluded from participating in the Plan by reason of the provisions of Section 3.02 of the Plan.

(s) “Employee” means any person who is employed by the Bank or an Affiliate in any capacity, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Bank or an Affiliate, as well as any other person qualifying as a common-law employee of the Bank or an Affiliate, except that such term shall not include:

(i) Any individual who performs services for the Bank or an Affiliate and who is classified and paid as an independent contractor (regardless of his classification for federal tax or other legal purposes) by the Bank or an Affiliate, and

(ii) Any individual, whether a “leased employee” (within the meaning of Section 414(n) of the Code) or otherwise, who pursuant to an agreement with the Employer and any other person, including a leasing organization, has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the Employer.

(t) “Employer” or “Employers” means the Bank and any of its Affiliates that adopt the Plan in accordance with the provisions of Section 12.01 of the Plan, and any entity that succeeds to the business of the Bank or its Affiliates and adopts the Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assumes the obligations under the Plan.

(u) “Entry Date” means the first day of each January and July coinciding with or next following the date the Employee satisfies the eligibility requirements under Section 3.01 of the Plan.

(v) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Financed Shares” means shares of Company Stock transferred from the Predecessor Plan that have been acquired by the Predecessor Plan Trustee with the proceeds of an Acquisition Loan, which shall constitute “qualifying employer securities” under Section 409(1) of the Code and any shares of Company Stock received upon conversion or exchange of such shares.

(y) “Highly Compensated Employee” means an Employee who, for a particular Plan Year, satisfies one of the following conditions:

(i) was a “5-percent owner” (as defined in Section 414(q)(2) of the Code) during the year or the preceding year, or

(ii) for the preceding year had “compensation” (as defined in Section 414(q)(4) of the Code) from the Bank and its Affiliates exceeding $80,000 (as periodically adjusted pursuant to Section 414(q)(1) of the Code).

(z) “Hours of Service” means:

(i) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(ii) Each hour for which an Employee is paid, or entitled to payment, for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence, no credit shall be given to the Employee for:

(A) more than 501 hours under this clause (ii) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period);

(B) an hour for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s or workmen’s compensation, or unemployment, or disability insurance laws; or

(C) an hour or a payment which solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

(iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that hours credited under either clause (i) or (ii) above shall not also be credited under this clause (iii). Crediting of hours for back pay awarded or agreed to with respect to periods described in clause (ii) above will be subject to the limitations set forth in that clause.

The crediting of Hours of Service shall be determined by the Committee in accordance with the rules set forth in Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification. If an Employer finds it impracticable to count actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly period in which he has at least an Hour of Service. However, an Employee shall be credited with Hours of Service only for his normal working hours during a paid absence. Hours of Service will be credited for employment with an Affiliate.

For purposes of determining whether an Employee has incurred a One Year Break in Service and for vesting and participation purposes, if an Employee begins a maternity/paternity leave of absence described in Section 411(a)(6)(E)(i) of the Code, his Hours of Service shall include the Hours of Service that would have been credited to him if he had not been so absent (or 45 Hours of Service for each week of such absence if the actual Hours of Service cannot be determined). An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which his absence begins (if such crediting will prevent him from incurring a One Year Break in Service in such Plan Year) or, in all other cases, in the following Plan Year. An absence from employment for maternity or paternity reasons means an absence:

(i) by reason of pregnancy of the Employee,

(ii) by reason of a birth of a child of the Employee,

(iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(aa) “Loan Suspense Account” means that portion Trust Fund consisting of Company Stock acquired with an Acquisition Loan which has not yet been allocated to the Participants’ Accounts.

(bb) “Normal Retirement Age” means age sixty-five (65).

(cc) “Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s attainment of Normal Retirement Age.

(dd) “One Year Period of Severance” means a twelve (12) consecutive month period following an Employee’s termination of Service with the Employer during which the Employee did not perform an Hour of Service. Notwithstanding the foregoing, if an Employee is absent from employment for maternity or paternity reasons, such absence during the twenty-four (24) month period commencing on the first date of such absence shall not constitute a One Year Period of Severance. An absence from employment for maternity or paternity reasons means an absence:

(i) by reason of the pregnancy of the Employee;

(ii) by reason of the birth of a child of the Employee;

(iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(ee) “Other Investments Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund, other than Company Stock.

(ff) “Participant” means any active Employee who has become a participant in accordance with Section 3.01 of the Plan or any other person with an Account balance under the Plan.

(gg) “Period of Service” means a period commencing on the date an Employee first performs an Hour of Service for the Employer upon initial employment or, if applicable, upon reemployment, and ending on the date such Employee first incurs a Termination of Service. Notwithstanding the foregoing, the period between the first and second anniversary of the first date of a maternity or paternity absence described under Section 2.01(dd) of the Plan shall not be included in determining a Period of Service. A period during which an individual was not employed by the Employer shall nevertheless be deemed to be a Period of Service if such individual incurred a Termination of Service and:

(i) such Termination of Service was the result of resignation, discharge or retirement and such individual is reemployed by the Employer within one(1) year after such Termination of Service; or

(ii) such Termination of Service occurred when the individual was otherwise absent for less than one (1) year and he was reemployed by the Employer within one (1) year of the date such absence began.

All Periods of Service not disregarded under Section 6.03 of the Plan shall be aggregated. Whenever used in the Plan, a Period of Service means the quotient obtained by dividing the days in all Periods of Service not disregarded hereunder by 365 and disregarding any fractional remainder.

(hh) “Plan” means this OceanFirst Bank Matching Contribution Employee Stock Ownership Plan, as amended from time to time.

(ii) “Plan Year” means the calendar year.

(jj) “Postponed Retirement Date” means the first day of the month coincident with or next following a Participant’s date of actual retirement which occurs after his Normal Retirement Date.

(kk) “Recognized Absence” means a period for which:

(i) an Employer grants an Employee a leave of absence for a limited period of time, but only if an Employer grants such leaves of absence on a nondiscriminatory basis to all Eligible Employees; or

(ii) an Employee is temporarily laid off by an Employer because of a change in the business conditions of the Employer; or

(iii) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

(ll) “Retirement Date” means a Participant’s Early Retirement Date, Normal Retirement Date or Postponed Retirement Date, whichever is applicable.

(mm) “Service” means employment with the Bank or an Affiliate. Participants shall be given credit for Service while covered by the Predecessor Plan in determining Service under the Plan.

(nn) “Termination of Service” means the earlier of (a) the date on which an Employee’s Service is terminated by reason of his resignation, retirement, discharge, death or Disability or (b) the first anniversary date on which such Employee’s service for disability of a short-term nature or any other reason. Service in the Armed Forces of the United States shall not constitute a Termination of Service but shall be considered to be a period of employment by the Employer provided (i) such military service is caused by war or other emergency or the Employee is required to serve under the laws of conscription in a time of peace, (ii) the Employee returns to employment with the Employer within six (6) months following discharge from such military service, and (iii) such Employee is reemployed by the Employer at a time when the Employee had a right to reemployment at his former position or substantially similar position upon separation from such military duty in accordance with seniority rights as protected under the laws of the United States. A leave of absence granted to an Employee by the Employer shall not constitute a Termination of Service provided that the Participant returns to the active service of the Employer at the expiration of any such period for which leave has been granted. Notwithstanding the foregoing, an Employee who is absent from service with the Employer beyond the first anniversary of the first date of his absence for maternity or paternity reasons set forth in Section 2.01(dd) of the Plan shall incur a Termination of Service for purposes of the Plan on the second anniversary of the date of such absence.

(oo) “Treasury Regulations” means the regulations promulgated by the Department of the Treasury under the Code.

(pp) “Trust” means the trust agreement(s) created in connection with the operation of this Plan.

(qq) “Trust Agreement” means the trust agreement establishing the Trust.

(rr) “Trust Fund” means the assets held in the Trust for the benefit of Participants and their Beneficiaries.

(ss) “Trustee” means the trustee or trustees from time to time in office under the Trust Agreement.

(tt) “Valuation Date” means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust the Participants’ Accounts accordingly.

(uu) “Valuation Period” means the period following a Valuation Date and ending with the next Valuation Date.

(vv) “Year of Service” means an applicable twelve month period during which an Employee completes at least 1,000 Hours of Service for eligibility purposes. With respect to the vesting provisions of the Plan, Year of Service means a one year Period of Service.

Section 3

Eligibility and Participation

Section 3.01 Participation.

(a) Participants as of the Effective Date. Notwithstanding any other provision of this Section 3, since this Plan is formed by the spinoff of a portion of the Predecessor Plan, all Employees and all former Employees who were Participants in the Predecessor Plan as of the Effective Date shall remain Participants in this Plan. Any former Employee who was a Participant in the Predecessor Plan prior to the Effective Date and who received a distribution of his entire nonforfeitable Account balance on account of termination of Service may become eligible to participate in this Plan upon re-employment either as a newly-hired Employee or by satisfaction of the eligibility requirements of Section 3.04 of the Plan.

(b) Other Employees. An Eligible Employee who is not a Participant as of the Effective Date of the Plan shall become eligible to enter the Plan upon the completion of one (1) Year of Service during an Eligibility Computation Period and attainment of age 21. Notwithstanding anything in the Plan to the Contrary, Service with Columbia Home Loans, LLC, formerly known as Columbia Equities, Ltd., prior to August 14, 2000 shall be counted for purposes of determining eligibility to participate in the Plan.

(c) An Eligible Employee who has satisfied the eligibility requirements of paragraph (b) of this Section 3.01 shall enter the Plan and become a Participant on the Entry Date coincident with or next following the date he satisfies such requirements.

Section 3.02 Certain Employees Ineligible.

The following Employees are ineligible to participate in the Plan:

(a) Employees covered by a collective bargaining agreement between the Employer and the Employee’s collective bargaining representative if:

(i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and

(ii) the collective bargaining agreement does not expressly provide that Employees of such unit be covered under the Plan;

(b) Employees who are nonresident aliens and who receive no earned income from an Employer which constitutes income from sources within the United States; and

(c) Employees of an Affiliate that has not adopted the Plan pursuant to Section 12.01 or Section 12.02 of the Plan.

Section 3.03 Transfer to and from Eligible Employment.

(a) If an Employee, ineligible to participate in the Plan by reason of Section 3.02 of the Plan, transfers to employment as an Eligible Employee, he shall enter the Plan as of the later of:

(i) the first Entry Date after the date of transfer, or

(ii) the first Entry Date on which he could have become a Participant pursuant to Section 3.01 of the Plan if his prior employment with the Bank or Affiliate had been as an Eligible Employee.

(b) If a Participant transfers to a position of employment that is not eligible to participate in the Plan by reason of Section 3.02 of the Plan, he shall cease active participation in the Plan as of the date of such transfer and his transfer shall be treated for all purposes of the Plan as any other termination of Service.

Section 3.04 Participation After Reemployment.

(a) Any Employee re-entering Service with an Employer after a One Year Break in Service who has never satisfied the eligibility requirements of Section 3.01(b) of the Plan shall not receive credit for prior Service with an Employer and shall be required to meet the eligibility requirements of Section 3.01(b) of the Plan before becoming a Participant.

(b) An Employee who has satisfied the eligibility requirements of Section 3.01(b) of the Plan, but who terminates Service prior to entering the Plan and becoming a Participant in accordance with Section 3.01(c) of the Plan, will become a Participant on the later of:

(i) the first Entry Date on which he would have entered the Plan had he not terminated Service, or

(ii) the date he re-commences Service.

(c) A Participant whose Service terminates will re-enter the Plan as a Participant on the date he recommences Service, provided the Participant returns to Service prior to incurring five consecutive One Year Breaks in Service. A Participant who terminates Service and then returns to Service following five consecutive One Year Breaks in Service shall not receive credit for prior Service with an Employer and shall be required to meet the eligibility requirements of Section 3.01(b) of the Plan before again becoming a Participant.

Section 3.05 Participation Not Guarantee of Employment.

Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Bank or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the Plan.

Section 4

Contributions

Section 4.01 Employer Contributions.

(a) Employer Matching Contributions under the Savings Plan. For each Plan Year each Employer, in its discretion, may make a contribution to the Trust equal to a percentage of the Employee’s voluntary contributions made for the Plan Year under the Savings Plan (as defined below). Each Employer making a contribution for any Plan Year under this Section 4.01(a) shall contribute to the Trustee cash equal to, or Company Stock or other property having an aggregate fair market value equal to, such amount as the Board of Directors of the employer shall determine by resolution or as shall be set forth pursuant to a formula under the Savings Plan, as applicable. Notwithstanding the Employer’s discretion with respect to the medium of contribution, an Employer shall not make a contribution in any medium which would make such contribution a prohibited transaction (for which no exemption is provided) under Section 406 of ERISA or Section 4975 of the Code. For purposes of this Plan, “Savings Plan” means a defined contribution tax-qualified retirement plan sponsored by the Employer under which Participants may defer compensation pursuant to Section 401(k) of the Code.

(b) Employer Contributions for Acquisition Loans. Each Plan Year, the Employers shall, subject to any regulatory prohibitions, contribute an amount of cash (including amounts contributed under paragraph (a) of this Section 4.01) sufficient to enable the Trustee to discharge any indebtedness incurred with respect to an Acquisition Loan pursuant to the terms of the Acquisition Loan. The Employers’ obligation to make contributions under this Section 4.01(b) shall be reduced to the extent of any investment earnings attributable to such contributions and any cash dividends paid with respect to Company Stock held by the Trustee in the Loan Suspense Account. If there is more than one Acquisition Loan, the Employers shall designate the one to which any contribution pursuant to this Section 4.01(b) is to be applied.

Section 4.02 Limitations on Contributions.

In no event shall an Employer’s contribution(s) made under Section 4.01 of the Plan for any Plan Year exceed the lesser of:

(a) The maximum amount deductible under Section 404 of the Code by that Employer as an expense for Federal income tax purposes; and

(b) The maximum amount which can be credited for that Plan Year in accordance with the allocation limitation provisions of Section 5.05 of the Plan.

Section 4.03 Acquisition Loans.

The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default, and shall be primarily for the benefit of Participants and Beneficiaries of the Plan. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible securities within the provisions of Section 54.4975-7(b) of the Treasury Regulations. No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets. Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), paid by the Trustee on the Acquisition Loan. The released Financed Shares shall be allocated to Participants’ Accounts in accordance with the provisions of Section 5.04 or Section 5.08 of the Plan, whichever is applicable. Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from the Employer contributions paid in cash to enable the Trustee to repay such loan in accordance with Section 4.01(b) of the Plan, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including contributions, earnings and dividends received during or prior to the year of repayment, less such payments in prior years), whether or not allocated. Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Accounts of Participants only as payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Company Stock Accounts for each Plan Year shall be based on the ratio that the payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan for that Plan Year bear to the sum of the payments of principal and interest on the Acquisition Loan for that Plan Year plus the total remaining payments of principal and interest projected (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 5.05 of the Plan.

Section 4.04 Conditions as to Contributions.

Any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one (1) year after the date on which the Employer originally made such contribution, or within one (1) year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account for any adverse investment experience within the Trust in order that the balance credited to each Participant’s Accounts is not less that it would have been if the contribution had never been made by the Employer.

Section 4.05 Employee Contributions.

Employee contributions are neither required nor permitted under the Plan.

Section 4.06 Rollover Contributions.

Rollover contributions of assets from other tax-qualified retirement plans are not permitted under the Plan.

Section 4.07 Trustee-to-Trustee Transfers.

Except for assets transferred from the Predecessor Plan in connection with the establishment of the Plan, trustee-to-trustee transfers of assets from other tax-qualified retirement plans are not permitted under the Plan.

Section 5

Plan Accounting

Section 5.01 Accounting for Allocations.

The Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for purposes of making allocations to the Participants’ Accounts provided for in this Section 5. The Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant’s Company Stock Account. The Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan and of contributions made by the Employers (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan. From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Participants’ Accounts, in accordance with the provisions of this Section 5 and the applicable requirements of the Code and ERISA. In accordance with Section 9 of the Plan, the Committee may delegate the responsibility for maintaining Accounts and records.

Section 5.02 Maintenance of Participants’ Company Stock Accounts.

As of each Valuation Date, the Committee shall adjust the Company Stock Account of each Participant to reflect activity during the Valuation Period as follows:

(a) First, charge to each Participant’s Company Stock Account all distributions, payments and expenses that have not been previously charged;

(b) Next, credit to each Participant’s Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his Other Investments Account, and adjust such Other Investments Account in accordance with the provisions of Section 5.03 of the Plan; and

(c) Next, credit to each Participant’s Company Stock Account the shares of Company Stock representing contributions made by the Employers in the form of Company Stock and the number of Financed Shares released from the Loan Suspense Account under Section 4.03 of the Plan that are to be allocated and credited as of that date in accordance with the provisions of Section 5.04 of the Plan; and

(d) Finally, credit to each Participant’s Company Stock Account the shares of Company Stock released from the Loan Suspense Account that are to be allocated in accordance with the provisions of Section 5.09 of the Plan.

Section 5.03 Maintenance of Participants’ Other Investments Accounts.

As of each Valuation Date, the Committee shall adjust the Other Investments Account of each Participant to reflect activity during the Valuation Period as follows:

(a) First, charge to each Participant’s Other Investments Account all distributions, payments and expenses that have not previously been charged;

(b) Next, if Company Stock is purchased with assets from a Participant’s Other Investments Account, the Participant’s Other Investments Account shall be charged accordingly;

(c) Next, subject to the dividend provisions of Section 5.08 of the Plan, credit to the Other Investments Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s Company Stock Account (as of the record date for such cash dividends) and dividends paid on shares of Company Stock held in the Loan Suspense Account that have not been used to repay any Acquisition Loan. Subject to the provisions of Section 5.08 of the Plan, cash dividends that have not been used to repay an Acquisition Loan and have been credited to a Participant’s Other Investments Account shall, from time to time, be applied by the Trustee to purchase shares of Company Stock, which shares shall then be credited to the Company Stock Account of such Participant. The Participant’s Other Investments Account shall then be charged by the amount of cash used to purchase such Company Stock or used to repay any Acquisition Loan. In addition, any earnings on:

(i) Other Investments Accounts will be allocated to Participants’ Other Investments Accounts, pro rata, based on such Other Investment Account balances as of the first day of the Valuation Period, and

(ii) The Loan Suspense Account, other than dividends used to repay the Acquisition Loan, will be allocated to Participants’ Other Investments Accounts, pro rata, based on their Other Investment Account balances as of the first day of the Valuation Period.

(d) Next, allocate and credit the Employer contributions made pursuant to Section 4.01(b) of the Plan for the purpose of repaying any Acquisition Loan in accordance with Section 5.04 of the Plan. Such amount shall then be used to repay any Acquisition Loan and each Participant’s Other Investments Account shall be charged accordingly; and

(e) Next, allocate and credit the Employer contributions (other than amounts contributed to repay an Acquisition Loan) that are made in cash (or property other than Company Stock) for the Plan Year to the Other Investments Account of each Participant in accordance with Section 5.04 of the Plan; and

(f) Finally, credit to each Participant’s Other Investments Account the proceeds from the disposition of shares of Company Stock from the Loan Suspense Account that are to be allocated in accordance with the provisions of Section 5.09 of the Plan.

Section 5.04 Allocation and Crediting of Employer Contributions.

(a) Except as otherwise provided for in Section 5.08 and Section 5.09 of the Plan, as of the Valuation Date for each Plan Year:

(i) Company Stock released from the Loan Suspense Account for that year and shares of Company Stock contributed directly to the Plan shall be allocated and credited to each Active Participant’s Account (as defined in paragraph Section 5.04(b) of this Section 5.04) as follows:

(A) first, the number of shares of Company Stock with a fair market value (valued as of the last day of each calendar quarter) equal to the matching contributions made under Section 4.01(a) of the Plan on behalf of an Active Participant shall be credited to the Active Participant’s Company Stock Account (and a matching contribution sub-account); and then

(B) the remaining number of shares of Company Stock shall be credited to the Active Participant’s Company Stock Account (and matching contribution sub-account) in the same ratio as the Active Participant’s matching contribution under Section 4.01(a) of the Plan bears to the aggregate matching contributions of all Active Participants (while Participants) for the Plan Year.

(ii) The cash contributions not used to repay an Acquisition Loan and any other property (other than shares of Company Stock) contributed for that year shall be allocated and credited to each Active Participant’s Account as follows:

(A) first, an amount which, when added to contributions under Section 5.04(a)(1)(A), is equal to the matching contributions made under Section 4.01(a) of the Plan on behalf of an Active Participant, shall be credited to the Active Participant’s Company Stock Account (and a matching contribution sub-account); and then

(B) additional cash contributions shall be allocated to each Participant’s Other Investments Account based on the ratio determined by comparing each Active Participant’s Compensation while a Participant to the aggregate Compensation of all Active Participants (while Participants) for the Plan Year.

(b) For purposes of this Section 5.04, the term “Active Participant” means those Employees who:

(i) completed 1,000 Hours of Service during the Plan Year, and

(ii) were employed by an Employer, including Employees on a Recognized Absence, on the last day of the Plan Year or terminated employment during the Plan Year by reason of death, Disability, or attainment of their Retirement Date.

Notwithstanding the above, a Participant shall be considered an Active Participant for purposes of allocations of matching contributions made pursuant to Section 4.01(a) of the Plan if the Participant would otherwise be eligible for an allocation of matching contributions under the Savings Plan.

Section 5.05 Limitations on Allocations.

(a) In General. Subject to the provisions of this Section 5.05, Section 415 of the Code shall be incorporated by reference into the terms of the Plan. No allocation shall be made under Section 5.04 of the Plan that would result in a violation of Section 415 of the Code.

(b) Code Section 415 Compensation. For purposes of this Section 5.05, Compensation shall be adjusted to reflect the general rule of Section 1.415-2(d) of the Treasury Regulations.

Limitation Year. The “limitation year” (within the meaning of Section 415 of the Code) shall be the calendar year. For limitation years beginning on or after January 1, 2001, for purposes of applying the limitations described in this Section 5.05 and as required by Section 415 of the Code, Compensation paid or made available under such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f) of the Code.

(c) Multiple Defined Contribution Plans. In any case where a Participant also participates in another defined contribution plan of the Bank or its Affiliates, the appropriate committee of such other plan shall first reduce the after-tax contributions under any such plan, shall then reduce any elective deferrals under any such plan subject to Section 401(k) of the Code, shall then reduce all other contributions under any other such plan and, if necessary, shall then reduce contributions under this Plan, subject to the provisions of paragraph Section 5.05(d) of this Section 5.05.

(d) Excess Allocations. If, after applying the allocation provisions under Section 5.04 of the Plan, allocations under Section 5.04 of the Plan would otherwise result in a Participant’s account being in violation of Section 415 of the Code, the Committee shall reduce the Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the limitation year. However, if that Participant is not covered by the Plan as of the end of the limitation year, then the excess amounts shall be held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all the remaining Participants in the Plan; furthermore, the excess amounts shall be used to reduce Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for all the remaining Participants in the Plan.

(e) Allocations Pursuant to Section 5.09. For purposes of this Section 5.05, no amount credited to any Participant’s Account pursuant to Section 5.09 of the Plan shall be counted as an “annual addition” for purposes of Section 415 of the Code.

Section 5.06 Other Limitations.

Aside from the limitations set forth in Section 5.05 of the Plan, in no event shall more than one-third of the Employer contributions to the Plan for any Plan Year be allocated to the Accounts of Highly Compensated Employees. In order to ensure such allocations are not made, the Committee shall, beginning with the Participants whose Compensation exceeds the limit then in effect under Section 401(a)(17) of the Code, reduce the amount of Compensation of such Highly Compensated Employees on a pro-rata basis per individual that would otherwise be taken into account for purposes of allocating benefits under Section 5.04 of the Plan. If, in order to satisfy this Section 5.06, any such Participant’s Compensation must be reduced to an amount that is lower than the Compensation of the next highest paid (based on such Participant’s Compensation) Highly Compensated Employee (the “breakpoint amount”), then, for purposes of allocating benefits under Section 5.04 of the Plan, the Compensation of all concerned Participants shall be reduced to an amount not to exceed such breakpoint amount.

Section 5.07 Limitations as to Certain Section 1042 Transactions.

To the extent that a shareholder of Company Stock sells qualifying Company Stock to the Plan and elects (with the consent of the Bank) nonrecognition of gain under Section 1042 of the Code, no portion of the Company Stock purchased in such nonrecognition transaction (or dividends or other income attributable thereto) may accrue or be allocated during the nonallocation period (the ten (10) year period beginning on the later of the date of the sale of the qualified Company Stock or the date of the Plan allocation attributable to the final payment of an Acquisition Loan incurred in connection with such sale) for the benefit of:

(a) The selling shareholder;

(b) The spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder or descendant referred to in (a) above; or

(c) Any other person who owns, after application of Section 318(a) of the Code, more than twenty-five percent (25%) of

(i) any class of outstanding stock of the Bank or any Affiliate, or

(ii) the total value of any class of outstanding stock of the Bank or any Affiliate.

For purposes of this Section 5.07, Section 318(a) of the Code shall be applied without regard to the employee trust exception of Section 318(a)(2)(B)(i) of the Code.

Section 5.08 Dividends.

(a) Stock Dividends. Dividends on Company Stock which are received by the Trustee in the form of additional Company Stock shall be retained in the portion of the Trust Fund consisting of Company Stock, and shall be allocated among Participants’ Accounts and the Loan Suspense Account in accordance with their holdings of the Company Stock on which the dividends have been paid.

(b) Cash Dividends on Allocated Shares. Dividends on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall be, at the direction of the Bank, either be:

(i) credited to Participants’ Accounts in accordance with Section 5.03 of the Plan and invested as part of the Trust Fund;

(ii) distributed immediately to the Participants;

(iii) distributed to the Participants within ninety (90) days of the close of the Plan Year in which paid; or

(iv) used to repay first principal and then, if available, interest on the Acquisition Loan used to acquire Company Stock on which the dividends were paid.

In addition to the above methods of treating dividends on allocated shares, for Plan Years beginning after December 31, 2001, at the sole discretion of the Committee, Participants may elect that dividends on Company Stock credited to their Accounts which are received by the Trustee in the form of cash shall either be:

(v) paid to the Plan and reinvested in Company Stock and credited to the Participant’s Account;

(vi) distributed in cash to the Participant; or

(vii) distributed to the Participant within ninety (90) days of the close of the Plan Year in which paid.

Dividends subject to an election under this paragraph (and any Stock acquired therewith pursuant to a Participant’s election) shall at all times be fully vested. To the extent the Committee allows elections pursuant to this Section, the Committee will establish policies and procedures consistent with guidance issued under Section 404(k) of the Code or which the Committee believes is consistent with the provisions of Section 404(k) of the Code in the absence of relevant regulatory guidance.

(c) Cash Dividends on Unallocated Shares. Dividends on Company Stock held in the Loan Suspense Account which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of first principal and then, if available, interest under the Acquisition Loan incurred with the purchase of the Company Stock.

(d) Financed Shares. Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to such Company Stock shall be allocated under Section 5.03 and Section 5.04 of the Plan as follows:

(i) First, Financed Shares with a fair market value at least equal to the dividends paid with respect to the Company Stock allocated to Participants’ Accounts shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the date such dividend is declared by the Company;

(ii) Then, any remaining Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant’s Compensation.

Section 5.09 Change in Control Provisions.

(a) Upon a Change in Control, the Committee shall direct the Trustee to sell or otherwise dispose of a sufficient number of shares of Company Stock held in the Loan Suspense Account, and the proceeds of such sale or disposition shall be used to repay in full any outstanding

Acquisition Loan of the Plan. After repayment of any Acquisition Loans, all remaining shares of Company Stock held in the Loan Suspense Account and any cash proceeds from the sale or other disposition of any shares of Company Stock held in the Loan Suspense Account shall be allocated among the Accounts of all Affected Participants (as defined below). Such allocation of shares or cash proceeds shall be credited as of the date on which the Change in Control occurs to the Accounts of each Participant who is either in active Service with an Employer immediately preceding the date on which the Change in Control occurs or is on a Recognized Absence immediately preceding the date on which the Change in Control occurs (each an “Affected Participant”), in proportion to the opening balances in their Accounts as of the first day of the current Valuation Period.

(b) Notwithstanding any other provision of the Plan, this Section 5.09 may not be amended on or after the effective date of a Change in Control, unless required by the Internal Revenue Service as a condition of the continued treatment of the Plan as a tax-qualified plan under Section 401(a) of the Code.

(c) This Section 5.09 shall have no force and effect unless the price paid for the Company Stock in connection with the Change in Control is greater than the average basis of the unallocated Company Stock held in the Loan Suspense Account as of the date of the Change in Control.

Section 5.10 Nondiscrimination Test for Matching Contributions.

(a) Notwithstanding anything herein to the contrary, the Plan shall meet the nondiscrimination test of Section 401(m) of the Code for each Plan Year. In order to meet the nondiscrimination test, any or all of the following steps may be taken:

(i) At any time during the Plan Year, the Committee may limit the amount of matching contributions that may be made on behalf of Highly Compensated Employees;

(ii) The Committee may distribute to Highly Compensated Employees the excess aggregate contributions made for the Plan Year, to the extent necessary to meet the requirements of Section 401(m) of Code, on the basis of the amount of contributions on behalf of, or by, each Highly Compensated Employee;

(iii) The Committee may recommend to the Board of Directors of the Bank that the Employer make an additional matching contribution to the Plan for the benefit of Participants who are not Highly Compensated Employees to the extent necessary to meet the requirements of Section 401(m) of the Code; and

(iv) The Committee may take any other steps that the Committee deems appropriate.

(b) Excess aggregate contributions distributed pursuant to Section 5.10(a)(ii) shall be adjusted for any income and loss up to the date of distribution equal to income or loss allocable to the Participant’s Company Stock Account and Other Investments Account multiplied by a fraction, the numerator which is such Participant’s excess aggregate contributions for the year and the denominator of which is the Participant’s account balance(s) attributable to Matching Contributions, without regard to any income or loss during the Plan Year.

(c) The nondiscrimination requirements of Section 401(m) of the Code require that, in each Plan Year, the “Contribution Percentage” (as defined below) of the eligible Highly Compensated Employees for such Plan Year shall not exceed the greater of:

(i) The Contribution Percentage of all other eligible Employees for the preceding Plan Year multiplied by 1.25; or

(ii) The lesser of the Contribution Percentage of all other eligible Employees for the preceding Plan Year multiplied by 2, or the Contribution Percentage of all other eligible Employees for the preceding Plan Year plus 2 percentage points. (For Plan Years prior to January 1, 2002, use of this alternative limitation shall be subject to the provisions of Section 1.401(m)-2 of the Treasury Regulations regarding the multiple use of the alternative deferral tests set forth in Section 401(k) and 401(m) of the Code.)

The Committee may elect to calculate the Contribution Percentages using the current Plan Year rather than the preceding Plan Year; provided, however, that if the Committee so elects, the election may only be changed as provided by the Secretary of the Treasury.

(d) The “Contribution Percentage” for a group of Employees is the average of the ratios, calculated separately for each Employee in the group, of the amount of Matching Contributions that are credited under the Plan on behalf of each Employee for the Plan Year, to each Employee’s Compensation for the Plan Year.

Section 6

Vesting

Section 6.01 Deferred Vesting in Accounts.

(a) A Participant shall become vested in his Accounts with respect to contributions made pursuant to Section 4.01(a) or Section 4.01(b) of the Plan in accordance with the following schedule:

Years of Service	Vested Percentage
Fewer than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 or more years	100%

(b) For purposes of determining a Participant’s Years of Service under this Section 6.01, employment with the Bank or an Affiliate shall be deemed employment with the Employer. Except as otherwise provided for in this Section 6.01 and in Section 6.05 of the Plan, for purposes of determining the Vested Percentage of all Participants, all Service with an Employer shall be included, beginning with the Employee’s initial Service with the Employer.

(c) Notwithstanding anything in this Plan to the contrary, Service with Columbia Home Loans, LLC, formerly known as Columbia Equities, Ltd., prior to August 14, 2000 shall not be counted for purposes of determining a Participant’s Vested Percentage under this Section 6.

Section 6.02 Immediate Vesting in Certain Situations.

(a) Notwithstanding Section 6.01(a) of the Plan, a Participant shall become fully vested in his Accounts upon the earlier of:

(i) Termination of the Plan or upon the permanent and complete discontinuance of contributions by the Employer to the Plan; provided, however, that in the event of a partial termination, the interest of each Participant shall fully vest only with respect to that part of the Plan which is terminated;

(ii) Termination of Service on or after the Participant’s Early Retirement Date;

(iii) A Change in Control; or

(iv) Termination of Service by reason of death or Disability.

Section 6.03 Treatment of Forfeitures.

(a) If a Participant who is not fully vested in his Accounts terminates employment, that portion of his Accounts in which he is not vested shall be forfeited upon the earlier of:

(i) The date the Participant receives or is deemed to have received a distribution of his entire vested benefits under the Plan, or

(ii) The date at which the Participant incurs five (5) consecutive One Year Periods of Severance; or

(iii) The date at which the Participant attains Normal Retirement Age.

(b) If a Participant who has terminated employment and has received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer prior to incurring five (5) consecutive One Year Periods of Severance, he shall have the portion of his Accounts which was previously forfeited restored to his Accounts, provided he repays to the Trustee within five (5) years of his subsequent employment date an amount equal to the distribution. The amount restored to the Participant’s Account shall be credited to his Account as of the last day of the Plan Year in which the Participant repays the distributed amount to the Trustee and the restored amount shall come from other Employees’ forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. If a Participant’s employment terminates prior to his Account having become vested, such Participant shall be deemed to have received a distribution of his entire vested interest as of the Valuation Date next following his termination of employment.

(c) If a Participant who has terminated employment, but has not received a distribution of his entire vested benefits under the Plan, is subsequently reemployed by an Employer subsequent to incurring five (5) consecutive One Year Periods of Severance any undistributed balance of his Account from his prior participation which was not forfeited shall be maintained as a fully vested subaccount with his Account.

(d) If a portion of a Participant’s Account is forfeited, assets other than Company Stock must be forfeited before any Company Stock may be forfeited.

(e) Forfeitures shall be applied to reduce future Employer contributions or reallocated among the other Participants in the Plan.

Section 6.04 Accounting for Forfeitures.

A forfeiture shall be-charged to a Participant’s Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 6.03 of the Plan. Except as otherwise provided in Section 6.03 of the Plan, at the discretion of the Committee, a forfeiture shall be used to reduce any matching contributions made by the terminated Participant’s Employer under Section 4.01(a) or be added to the contributions of the terminated Participant’s Employer which are to be credited to other Participants pursuant to Section 5, as of the last day of the Plan Year in which the forfeiture becomes certain.

Section 6.05 Vesting Upon Reemployment.

(a) If an Employee is not vested in his Accounts, incurs a One Year Period of Severance and again performs an Hour of Service, such Employee shall receive credit for his Years of Service prior to his One Year Break in Service or One Year Period of Severance, as applicable, only if the number of consecutive One Year Breaks in Service or One Year Periods of Severance is less than the greater of: (i) five (5) years or (ii) the aggregate number of his years of Service credited before his One Year Break in Service or One Year Period of Severance.

(b) If a Participant is partially vested in his Accounts, incurs a One Year Period of Severance and again performs an Hour of Service, such Participant shall receive credit for his years of Service prior to his One Year Break in Service or One Year Period of Severance, as applicable; provided, however, that after five (5) consecutive One Year Periods of Severance, a former Participant’s vested interest in his Accounts attributable to Service prior to his One Year Period of Severance shall not be increased as a result of his years of Service following his reemployment date.

(c) If a Participant is fully vested in his Accounts, incurs a One Year Period of Severance and again performs an Hour of Service, such Participant shall receive credit for all his years of Service prior to his One Year Period of Severance.

Section 7

Distributions

Section 7.01 Distribution of Benefit Upon a Termination of Employment.

(a) Subject to the requirements of Section 7.02, a Participant whose Service terminates for any reason shall receive the entire vested portion of his Accounts in a single payment on a date selected by the Committee; provided, however, that such date shall be as soon as practicable after the end of the Plan Year in which the Participant’s employment terminated. The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment. Subject to the provisions of Section 7.05 of the Plan, if the Committee so provides, a Participant may elect that his benefits be distributed to him in the form of either Company Stock, cash, or some combination thereof.

(b) Notwithstanding paragraph (a) of this Section 7.01, if the balance credited to a Participant’s Accounts exceeds $1,000, his benefits shall not be paid before 60 days after the latest of the close of the Plan Year in which the Participant attains age 65 or in which occurs the 10th anniversary of the year in which he commenced participation in the Plan, unless he elects an early payment date in a written election filed with the Committee. Such an election is not valid unless it is made after the Participant has received the required notice under Section 1.411(a)-11(c) of the Treasury Regulations that provides a general description of the material features of a lump sum distribution and the Participant’s right to defer receipt of his benefits under the Plan. The notice shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than 90 days from the date the

Participant receives the notice. However, a distribution may be made less than 30 days after the notice provided under Section 1.411(a)-11(c) of the Treasury Regulations is given, if:

(i) the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.

Section 7.02 Minimum Distribution Requirements.

With respect to all Participants, other than those who are “5% owners” (as defined in Section 416 of the Code), benefits shall be paid no later than the April 1st of the later of:

(i) the calendar year following the calendar year in which the Participant attains age 70-1/2, or

(ii) the calendar year in which the Participant retires.

With respect to all Participants who are 5% owners within the meaning of Section 416 of the Code, such Participants benefits shall be paid no later than the April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2.

Section 7.03 Benefits on a Participant’s Death.

(a) If a Participant dies before his benefits are paid pursuant to Section 7.01 of the Plan, the balance credited to his Accounts shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which the Participant died. If the Participant has not named a Beneficiary or if his named Beneficiary should not survive him, then the balance in his Account shall be paid to his estate. The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment.

(b) If a married Participant dies before his benefit payments begin, then, unless he has specifically elected otherwise, the Committee shall cause the balance in his Accounts to be paid to his spouse, as Beneficiary. A married Participant may name an individual other than his spouse as his Beneficiary, provided that such election is accompanied by the spouse’s written consent, which must:

(i) acknowledge the effect of the election;

(ii) explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the spouse’s further consent or that it may be changed without such consent; and

(iii) must be witnessed by the Committee, its representative, or a notary public.

This requirement shall not apply if the Participant establishes to the Committee’s satisfaction that the spouse may not be located.

(c) The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant’s marital status. Each Employer shall provide the Committee with the most reliable information in the Employer’s possession regarding its Participants’ marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee’s good faith and reasonable reliance upon information obtained from a Participant as to the Participant’s marital status.

Section 7.04 Delay In Benefit Determination.

If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to this Section 7, the benefits shall in any event be paid as soon as practicable after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

Section 7.05 Options to Receive and Sell Stock.

(a) Unless ownership of virtually all Company Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Company Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant’s entire vested interest in his Accounts in the form of Company Stock. In that event, the Committee shall apply the Participant’s vested interest in his Other Investments Account to purchase sufficient Company Stock to make the required distribution.

(b) Any Participant who receives Company Stock pursuant to this Section 7, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall have the right to require the Employer which issued the Company Stock to purchase the Company Stock for its current fair market value (hereinafter referred to as the “put right”). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Company Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Company Stock’s current fair market value. If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer’s rights and obligations with respect to purchasing the Stock. However, the put right shall not apply to the extent that the Company Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations.

(c) With respect to a put right, the Employer or the Trustee, as the case may be, may elect to pay for the Company Stock in equal periodic installments, not less frequently than annually, over a period not longer than five (5) years from the 30th day after the put right is exercised pursuant to paragraph (b) of this Section 7.05, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

(d) Nothing contained in this Section 7.05 shall be deemed to obligate any Employer to register any Company Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Company Stock. The put right described in this Section 7.05 may only be exercised by a person described in the paragraph Section 7.05(b) of this Section 7.05, and may not be transferred with any Company Stock to any other person. As to all Company Stock purchased by the Plan in exchange for any Acquisition Loan, the put right be nonterminable. The put right for Company Stock acquired through a Acquisition Loan shall continue with respect to such Company Stock after the Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan. Except as provided above, in accordance with the provisions of Sections 54.4975-7(b)(4) of the Treasury Regulations, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to any put, call or other option or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is then an employee stock ownership plan.

Section 7.06 Restrictions on Disposition of Stock.

Except in the case of Company Stock which is traded on an established market, a Participant who receives Company Stock pursuant to this Section 7, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall, prior to any sale or other transfer of the Company Stock to any other person, first offer the Company Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 7.06, as applicable, as well as any other restrictions upon the transfer of the Company Stock imposed by federal and state securities laws and regulations.

Section 7.07 Direct Transfer of Eligible Plan Distributions.

(a) A Participant or Beneficiary may direct that an “eligible rollover distribution” (as defined below) included in a payment made pursuant to this Section 7 be paid directly to an “eligible retirement plan” (as defined below).

(b) To effect such a direct transfer, the Participant or Beneficiary must notify the Committee that a direct transfer is desired and provide to the Committee all necessary information regarding the eligible retirement plan to which the payment is to be made. Such notice shall be made in such form and at such time as the Committee may prescribe. Upon receipt of such notice, the

Committee shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the specified eligible retirement plan.

(c) For purposes of this Section 7.07, an “eligible rollover distribution” shall have the meaning set forth in Section 402(c)(4) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant’s Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or (ii) for a period of ten (10) years or more. Further, the term “eligible rollover distribution” shall not include any distribution required to be made under Section 401(a)(9) of the Code, the portion of any distribution that is not includible in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to Company Stock) or, to the extent applicable under the Plan, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

(d) For purposes of this Section 7.07, an “eligible retirement plan” shall have the meaning set forth in Section 402(c)(8) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) a qualified trust described in Section 401(a) of the Code and exempt under Section 501(a) of the Code, and (iv) an annuity plan described in Section 403(a) of the Code.

Section 8

Voting of Company Stock and Tender Offers

Section 8.01 Voting, of Company Stock.

(a) In General. The Trustee shall generally vote all shares of Company Stock held in the Trust in accordance with the provisions of this Section 8.01.

(b) Allocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions.

(c) Uninstructed and Unallocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts, but for which no written instructions have been received by the Trustee regarding voting, shall be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Shares of unallocated Company Stock shall also be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Notwithstanding the preceding two sentences, all shares of Company Stock which have been allocated to Participants’ Accounts and for which the Trustee has not timely received written instructions regarding voting, and all unallocated shares of Company Stock, must be voted by the Trustee in a manner determined by the Trustee to be solely in the best interests of the Participants and Beneficiaries.

(d) Procedure and Confidentiality. Whenever such voting rights are to be exercised, the Employers, the Committee and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Company Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Company Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting. The instructions of the Participants with respect to the voting of shares of Company Stock shall be confidential.

Section 8.02 Tender Offers.

In the event of a tender offer, Company Stock shall be tendered by the Trustee in the same manner set forth in Section 8.01 of the Plan regarding the voting of Company Stock.

Section 9

The Committee and Plan Administration

Section 9.01 Identity of the Committee.

The Committee shall consist of three (3) or more individuals selected by the Bank. Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee. The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon ten (10) days written notice to such individual and any individual may resign from the Committee at any time without reason upon ten (10) days written notice to the Bank. The Bank shall notify the Trustee of any change in membership of the Committee.

Section 9.02 Authority of Committee.

(a) The Committee shall be the “plan administrator” within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically:

(i) allocated to the Bank, the Employer, or the Trustee under the Plan and Trust Agreement;

(ii) delegated in writing to other persons by the Bank, the Employer, the Committee, or the Trustee; or

(iii) allocated to other parties by operation of law.

(b) The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan.

(c) The Committee shall have full investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement.

(d) In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay such individuals reasonable compensation and expenses for services rendered with respect to the operation or administration of the Plan to the extent such payments are not otherwise prohibited by law.

Section 9.03 Duties of Committee.

(a) The Committee shall keep whatever records may be necessary in connection with the maintenance of the Plan and shall furnish to the Employers whatever reports may be required from time to time by the Employers. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required with respect to the Plan under ERISA and the Code and other applicable laws.

(b) The Committee shall have exclusive responsibility and authority with respect to the Plan’s holdings of Company Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Company Stock and the creation and satisfaction of any Acquisition Loan to the extent such responsibilities are not set forth in the Trust Agreement.

(c) The Committee shall at all times act consistently with the Bank’s long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Company Stock. Subject to the direction of the Committee with respect to any Acquisition Loan pursuant to the provisions of Section 4.03 of the Plan, and subject to the provisions of Section 7.05 and Section 11.04 of the Plan as to Participants’ rights under certain circumstances to have their Accounts invested in Company Stock or in assets other than Company Stock, the Committee shall determine, in its sole discretion, the extent to which assets of the Trust shall be used to repay any Acquisition Loan, to purchase Company Stock, or to invest in other assets selected by the Committee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Company Stock or investments other than Company Stock shall restrict the Committee from changing any holdings of the Trust Fund, whether the changes involve an increase or a decrease in the Company Stock or other assets credited to Participants’ Accounts. In determining the proper extent of the Trust Fund’s investment in Company Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents and to pay their reasonable compensation and expenses to the extent such payments are not prohibited by law.

(d) If the valuation of any Company Stock is not established by reported trading on a generally recognized public market, then the Committee shall have the exclusive authority and responsibility to determine the value of the Company Stock for all purposes under the Plan. Such value shall be determined as of each Valuation Date and any other date on which the Trustee purchases or sells Company Stock in a manner consistent with Section 4975 of the Code and the Treasury Regulations thereunder. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm’s length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of Company Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.

Section 9.04 Compliance with ERISA and the Code.

The Committee shall perform all acts necessary to ensure the Plan’s compliance with ERISA and the Code. Each individual member of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA and the Code.

Section 9.05 Action by Committee.

All actions of the Committee shall be governed by the affirmative vote of a majority of the total number of members of the Committee. The members of the Committee may meet informally and may take any action without meeting as a group.

Section 9.06 Execution of Documents.

Any instrument executed by the Committee may be signed by any member of the Committee.

Section 9.07 Adoption of Rules.

The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper operation, administration and interpretation of the Plan.

Section 9.08 Responsibilities to Participants.

The Committee shall determine which Employees qualify to participate in the Plan. The Committee shall furnish to each Eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA or the Code (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 7, and the Committee shall provide for the payment of benefits in the proper form and amount from the Trust. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with the terms of the Plan, applicable law, and the best interests of the individuals concerned.

Section 9.09 Alternative Payees in Event of Incapacity.

If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 9.09, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

Section 9.10 Indemnification by Employers.

Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law, against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon the Committee or such individual in connection with any claim made against the Committee or such individual or in which the Committee or such individual may be involved by reason of being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

Section 9.11 Abstention by Interested Member.

Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits under the Plan, unless his abstention would render the Committee incapable of acting on the matter.

Section 10

Rules Governing Benefit Claims

Section 10.01 Claim for Benefits.

Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least thirty (30) days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant’s benefits in the standard form prescribed by Section 7 of the Plan.

Section 10.02 Notification by Committee.

Within ninety (90) days after receiving a claim for benefits (or within one hundred and eighty (180) days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

(a) each specific reason for the denial;

(b) specific references to the pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

(d) an explanation of the claims review procedures set forth in Section 10.03 of the Plan.

Section 10.03 Claims Review Procedure.

Within sixty (60) days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee’s determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within one hundred and twenty (120) days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee’s final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

Section 11

The Trust

Section 11.01 Creation of Trust Fund.

All amounts received under the Plan from an Employer and investments shall beheld in a Trust Fund pursuant to the terms of this Plan and the Trust Agreement. The benefits described in this Plan shall be payable only from the assets of the Trust Fund. Neither the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, nor the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

Section 11.02 Company Stock and Other Investments.

The Trust Fund held by the Trustee shall be divided into Company Stock and investments other than Company Stock. The Trustee shall have no investment responsibility for the portion of the Trust Fund consisting of Company Stock, but shall accept any Employer contributions made in the form of Company Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Company Stock in accordance with the instructions of the Committee.

Section 11.03 Acquisition of Company Stock.

From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Company Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Company Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 9.03(d) of the Plan. The Committee may direct the Trustee to finance the acquisition of Company Stock through an Acquisition Loan subject to the provisions of Section 4.03 of the Plan.

Section 11.04 Participants’ Option to Diversify.

The Committee shall provide for a procedure conforming to the requirements of Section 401(a)(35) of the Code and this section allowing Participants to elect to divest Company Stock held in their Company Stock matching sub-account and reinvest an equivalent amount in alternative diversified investment options in an Investment Fund established within the Trust.

(a) Each Participant who has attained age 55 and completed at least three years of service (based on third anniversary of date of hire) as of the Effective Date, shall be eligible to diversify all Company Stock held in their Accounts.

(b) Each Participant who has completed at least three years of service with the Employer (based on the third anniversary of date of hire) shall be eligible to diversify the Eligible Percentage of Company Stock in the Participant’s Company Stock Account that was acquired prior to the 2007 Plan Year, in accordance with the following schedule:

Plan Year	Eligible Percentage

2007	33%
2008	66%
2009	100%

(c) Each Participant who has completed at least three years of service (based on third anniversary of date of hire) shall be eligible to diversify all Company Stock held in the Participant’s Company Stock Account that is acquired in or after the 2007 Plan Year.

The Committee shall ensure that the Investment Fund includes at least three alternative investment options sufficient to satisfy Section 401(a)(35)(D)(i) of the Code. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Committee under this Section 11.04.

Section 12

Adoption, Amendment and Termination

Section 12.01 Adoption of Plan by Other Employers.

With the consent of the Bank, any entity may become a participating Employer under the Plan by:

(a) taking such action as shall be necessary to adopt the Plan;

(b) becoming a party to the Trust Agreement establishing the Trust Fund; and

(c) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s Employees.

Section 12.02 Adoption of Plan by Successor.

In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer’s business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

Section 12.03 Plan Adoption Subject to Qualification.

Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the tax qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure qualification under Section 401(a) of the Code. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure approval of the amendment under Section 401(a) of the Code.

Section 12.04 Right to Amend or Terminate.

The Bank intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Except as is required for purposes of compliance with the Code or ERISA, the provisions of Section 4.04 relating to the crediting of contributions, forfeitures and shares of Company Stock released from the Loan Suspense Account, nor any other provision of the Plan relating to the allocation of benefits to Participants, may be amended more frequently than once every six months. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan and the Committee’s instructions.

Section 13

General Provisions

Section 13.01 Nonassignability of Benefits.

The interests of Participants and other persons entitled to benefits under the Plan shall not be subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated, pledged, encumbered, sold, or transferred, except to the extent provided for under Section 401(a)(13)(C) of the Code. The prohibitions set forth in this Section 13.01 shall also apply to any judgment, decree, or order (including approval of a property or settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a domestic relations order, unless such judgment, decree or order is determined to be a “qualified domestic relations order” as defined in Section 414(p) of the Code or is subject to a special rule for certain judgments and settlements described in Section 401(a)(13)(C) of the Code.

Section 13.02 Limit of Employer Liability.

The liability of the Employers with respect to-Participants and other persons entitled to benefits under the Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4 of the Plan.

Section 13.03 Plan Expenses.

All expenses incurred by the Committee or the Trustee in connection with administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers or by the Trustee.

Section 13.04 Nondiversion of Assets.

Except as provided in Section 5.05 and Section 12.03 of the Plan, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

Section 13.05 Separability of Provisions.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 13.06 Service of Process.

The agent for service of process upon the Plan shall be the president of the Bank and the Trustee, or such other person as may be designated from time to time by the Bank.

Section 13.07 Governing Law.

The Plan is established under, and its validity, construction and effect shall be governed by the laws of New Jersey to the extent those laws are not preempted by federal law, including the provisions of ERISA.

Section 13.08 Special Rules for Persons Subject to Section 16(b) Requirements.

Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan. In addition, any person subject to the provisions of Section 16(b) of the 1934 Act receiving a distribution of Company Stock from the Plan must hold such Company Stock for a period of 6 months commencing with the date of distribution. However, this restriction will not apply to Company Stock distributions made in connection with death, retirement, disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.

Section 13.09 Rules Relating to Military Service.

Notwithstanding anything in the Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 14

Top-Heavy Provisions

Section 14.01 Top-Heavy Provisions.

If, as of the last day of the first Plan Year, or thereafter, if as of the day next preceding the beginning of any Plan Year (the “Determination Date”), the Plan is a “top-heavy plan” (determined in accordance with the provisions of Section 416(g) of the Code); that is, the aggregate present value of the accrued benefits and account balances of all “Key Employees” (within the meaning of Section 416(i) of the Code and for this purpose using the definition of Compensation, as modified under Section 5.05(b) of the Plan) and their Beneficiaries exceeds 60% of the aggregate present value of the accrued benefits and account balances of all employees and their Beneficiaries, the provision specified in this Section 14.01 will automatically become effective as of the first day of the Plan Year. For purposes of the above sentence, the aggregate present value of the accrued benefits and account balances of a Participant who has not performed any services for the Bank or any of its Affiliates during the five-year period ending on the Determination Date shall not be taken into account. This calculation shall be made in accordance with Section 416(g) of the Code, taking into consideration plans which are considered part of the Aggregation Group. The term “Aggregation Group” shall include each plan of the Bank or any of its Affiliates that includes a Key Employee, each terminated plan of the Bank or any of its Affiliates that included a Key Employee within the five-year period ending on the Determination Date, and each plan of the Bank or any of its Affiliates that allows the Plan to meet the requirements of Section 401(a)(4) of the Code or Section 410 of the Code. The Aggregation Group may include any other plan of the Bank or any of its Affiliates, if the Aggregation Group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

Section 14.02 Plan Modifications Upon Becoming Top-Heavy.

(a) Minimum Accruals. Section 5.04 of the Plan will be modified to provide that the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is a Non-Key Employee (within the meaning of Section 416(i)(1) of the Code), and who is employed by an Employer as of the last day of the Plan Year, may not be less than the lesser of

(i) three percent (3%) of his Compensation for the Plan Year; and

(ii) a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts of any Key Employee by that Key Employee’s Compensation.

(b) Vesting. If a Participant’s vested interest in his Account is to be determined in a top-heavy year, it shall be based on the following schedule:

Years of Service	Vested Percentage
Fewer than 2 years	0%
2 years	33 1/3%
3 years	66 2/3%
4 or more years	100%

* * *

IN WITNESS WHEREOF, OceanFirst Bank has caused this OceanFirst Bank Matching Contribution Employee Stock Ownership Plan to be executed and delivered on its behalf by its President and Chief Executive Officer.

Date:	By:
John R. Garbarino
President and Chief Executive Officer